ADT:01413/21
Exhibit 4.46

THIRD AMENDMENT TO THE SERVICE AGREEMENT AND OTHER COVENANTS

By this private instrument, the Parties, on one side,

UNIVERSO ONLINE S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima 1384, 6º andar, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 01.109.184/0001-95, herein represented pursuant to its Bylaws, hereinafter simply referred to as “UOL” and/or “CLIENT 1”;

PAGSEGURO INTERNET S.A., corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “PAGSEGURO” and/or “CLIENT 2”;

UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 7º andar, parte C, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 17.543.049/0001-93, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UOL CURSOS” and/or “CLIENT 3”;

UOL DIVEO TECNOLOGIA LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 1º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.588.770/0001-60, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UOL DIVEO” and/or “CLIENT 4”;

CIATECH TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, nº 425, 7º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.367.958/0001-88, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “CIATECH” and/or “CLIENT 5”;

All Parties mentioned above are jointly referred to as “CLIENTS” or, individually, as “CLIENT”; and on the other side:

INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA., headquartered at Rua
Padre Duarte, Nº 151, Conj. 181 Edif. Empresarial América, Centro, Araraquara – SP, enrolled with CNPJ/MF under No. 04.654.734/0001-45, herein duly represented pursuant to its corporate acts in force, hereinafter referred to as SERVICE PROVIDER.

Whereas:

I.The Parties have entered into the Service Agreement and Other Covenants on November 7, 2019 and three (3) subsequent Amendments (“Agreement”), in addition to the execution of numerous additional business proposals; and

II.The Parties wish to amend some conditions of the Agreement.

ADT:01413/21

Now, therefore, the Parties have agreed, pursuant to law, to enter into this Third Amendment to the Service Agreement and Other Covenants (“Amendment”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:

1.AMENDMENTS

1.1.The Parties have decided, regardless of provision in the Agreement and its relevant Exhibits/Proposals, to adjust the amount of the Agreement in [*****] for the period between [*****], applicable to all prices in the Agreement and its relevant Exhibits/Proposals currently in force.

1.2.In replacement of any other contractual provision, the Parties hereby elect the National Consumer Price Index (INPC) for adjustment for inflation, applicable to the prices established in the Agreement and the Proposals, every [*****] months, starting from the date of [******].

1.3.The Parties also agree to include in this Agreement data protection provisions to which the Parties are bound, pursuant to the Data Protection Procedures available at: [*****], which shall become an integral and inseparable part of the Agreement and may be reviewed in order to be in compliance with legislation in force at all times. The Data Protection Procedure does not limit the rights of the CONTROLLER to establish additional guidelines and procedures aligned with applicable laws and the Agreement. The Parties hereby agree that, for purposes of Data Protection Procedures, the CLIENTS are the CONTROLLERS and the SERVICE PROVIDER is the PROCESSOR.

2.RATIFICATION

2.1.The SERVICE PROVIDER irrevocably gives release to the CLIENTS regarding the Agreement, and the CLIENTS do not owe any amounts that have become due until the date of execution hereof.

2.2.The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this document shall remain unchanged and fully effective.

3.ELECTRONIC SIGNATURE

3.1.This Amendment shall be signed electronically through an electronic signature tool, pursuant to paragraph 2 of article 10 of Provisional Decree 2.200- 2/2001, and the signatures constitute valid and enforceable obligations, for all legal purposes, representing the will of everyone signing the instrument, as documentary evidence, for all purposes and effects. The Parties on the date hereof represent and warrant that the signature in this Amendment through electronic signature, pursuant to item above, is performed by who lawfully hold full powers and ability to do so.

ADT:01413/21

4.RETROACTIVITY

4.1.This Agreement is executed between the parties on the date hereof, however, its effects shall relate back to the date of 03/01/2021, when the parties had oral understandings concerning its purpose.

In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.

São Paulo, April 22, 2021.

[signature]	[signature]
UNIVERSO ONLINE S.A.

[signature]	[signature]
PAGSEGURO INTERNET S.A.

[signature]	[signature]
UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA.

[signature]	[signature]
UOL DIVEO TECNOLOGIA LTDA.

[signature]	[signature]
CIATECH TECNOLOGIA EDUCACIONAL LTDA

[signature]
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA.

Witnesses:

1. [signature]		2. [signature]
Name:	[*****]	Name:	[*****]
CPF:	[*****]	CPF:	[*****]